                                                                    EXHIBIT 99.1


                      FIRST INDUSTRIAL REALTY TRUST REPORTS
                              FIRST QUARTER RESULTS

               o    Improved Occupancy for the Fourth Consecutive Quarter

               o    Generated Net Economic Gains of $16.2 Million

               o    Leased 5.5 Million Square Feet

CHICAGO, April 21, 2004 - First Industrial Realty Trust, Inc. (NYSE: FR), the nation's largest provider of diversified industrial real estate, today announced results for the quarter ended March 31, 2004. Diluted earnings per share, including income from discontinued operations and before extraordinary items
(EPS), was $0.57, compared to $0.66 for the same quarter in 2003. Excluding the $0.24 per share in income related to a lease termination fee the Company received in the first quarter of 2003, EPS increased by 34.7 percent in the first quarter of 2004. Earnings in the quarter were $23.0 million, compared to $25.5 million for the same quarter in 2003.

"We remain encouraged by the improving economic outlook and the uptick in activity we have seen in many of our markets throughout the country," said Mike Brennan, president and chief executive officer. "Our results to-date are on track with our plan and we believe we have significant growth opportunity both in our portfolio and through the redeployment of certain assets into higher-yielding investments. Additionally, our first quarter investment results continue to demonstrate our ability to successfully generate industry-leading unleveraged internal rates of return."

The highlights of the Company's results are presented below:

Portfolio Performance

o    Leased 5.5 million square feet during the quarter.

o    Increased occupancy to 88.5% at quarter end.

o    Tenant retention was 64.2% for the quarter.

o    Actual cash-on-cash rental rates declined 3.7% for the quarter.

o Same property net operating income (NOI) declined 2.9% for the quarter excluding $10.7 million in income related to a lease termination fee the Company received in the first quarter of 2003. Including the lease termination fee, same property NOI declined 21.0%.


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Investment Performance

o For the quarter, net economic gains were $16.2 million, comprised of $7.8 million from merchant sales, $8.0 million from existing property sales and $0.4 million from land sales.

o For the quarter, acquired $55.2 million of property, comprising 1.9 million square feet, at a stabilized weighted average 10.5% capitalization (cap) rate.

o $70.5 million in property acquisitions currently under contract or letter of intent.

o For the quarter, placed in service $15.4 million of new developments, comprising 338,748 square feet, with an expected aggregate first-year stabilized yield of approximately 8.5%.

o Development under construction at the end of the quarter stood at $155.2 million and was 70% leased.

o For the quarter, sold $111.9 million of property, including land, at a weighted average 8.5% cap rate and a weighted average 20.8% unleveraged internal rate of return (IRR).

o The Company and its partner, the Kuwait Finance House (KFH), agreed to offer for sale the properties owned by their institutional fund formed in 2001.

o The pipeline of properties that the Company expects to sell over the next 18 months is $746 million.

Solid Financial Position

o    Fixed-charge coverage was 2.3 times and interest coverage was 2.8 times.

o    Unencumbered assets represented 97.2% of total assets at quarter end.

o The weighted average maturity of permanent debt at the end of the quarter was 10.4 years, one of the longest in the REIT industry.

Supplemental Reporting Measure

Funds from operations (FFO) per share/unit decreased 11.0 percent to $0.81 per share/unit on a diluted basis, compared to $0.91 per share/unit on a diluted basis for the same quarter in 2003. Excluding the $0.24 per share in income related to a lease termination fee the Company received in the first quarter of 2003, FFO per share/unit increased by 20.5 percent in the first quarter of 2004. FFO totaled $37.9 million for the quarter, compared to $41.2 million for the first quarter in 2003. First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.

Outlook for 2004

Brennan continued, "We believe we have significant earnings growth opportunity within our current portfolio, and while we continue to expect a competitive leasing environment in 2004, we expect occupancy and market rents to strengthen as the year progresses.



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"We are estimating a full-year 2004 EPS range of between $2.15 and $2.35. This estimate assumes slightly negative same property NOI growth in 2004, excluding the $10.7 million in income related to a lease termination fee the Company received in the first quarter of 2003. Sales volume in 2004 is assumed to be approximately $400 million to $500 million with a 8.0% to 9.0% average cap rate, with book gains from property sales/fees of between $95 million and $105 million. Investment volume assumptions for 2004, which include both new developments and acquisitions, are approximately $400 million to $500 million with a 9.0% to 10.0% average cap rate. We assume no significant changes in relative G&A or capital expenditures, nor do we assume any significant changes in our balance sheet structure. We estimate full-year 2004 FFO per share/unit in the range of $3.35 to $3.55, with second quarter 2004 FFO per share/unit in the range of $0.73 to $0.83. Our assumption for net economic gains for 2004 is between $60 million and $70 million, weighted toward the second half of the year."

                                                                         Low End of           High End of
                                                                        Guidance for          Guidance for
                                                                           2Q 2004               2Q 2004
                                                                       (Per share/unit)      (Per share/unit)
                                                                       ----------------      ----------------

Net Income Available to Common Stockholders                            $           0.41      $           0.51
Add: Real Estate Depreciation/Amortization                                         0.48                  0.48
Less: Accumulated Depreciation/Amortization on Real Estate Sold                   (0.16)                (0.16)
                                                                       ----------------      ----------------
FFO                                                                    $           0.73      $           0.83
                                                                       ================      ================

                                                                          Low End of           High End of
                                                                       Guidance for 2004     Guidance for 2004
                                                                       (Per share/unit)      (Per share/unit)
                                                                       -----------------     -----------------

Net Income Available to Common Stockholders                            $           2.15      $           2.35
Add: Real Estate Depreciation/Amortization                                         1.94                  1.94
Less: Accumulated Depreciation/Amortization on Real Estate Sold                   (0.74)                (0.74)
                                                                       ----------------      ----------------
FFO                                                                    $           3.35      $           3.55
                                                                       ================      ================

Brennan continued, "A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2004. However, I believe that First Industrial has the proper strategic and tactical design to deliver such results. We believe our I-N-D-L infrastructure - with its offensive and defensive characteristics - will continue to support our efforts and prove its value."

COMPANY INFORMATION

First Industrial Realty Trust, Inc., the nation's largest provider of diversified industrial real estate, serves every aspect of Corporate America's industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development 76 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.

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FORWARD-LOOKING INFORMATION

This press release contains forward-looking information about the Company. A number of factors could cause the Company's actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company's current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission.

           A schedule of selected financial information is attached.

First Industrial Realty Trust, Inc. will host a quarterly conference call at 10:00 a.m. Central daylight time, 11:00 a.m. Eastern daylight time, on Thursday, April 22, 2004. The call-in number is (800) 865-4460 and the passcode is "First Industrial." The conference call will also be webcast live on First Industrial's web site, www.firstindustrial.com, under the "Investor Relations" tab. The webcast will be available on the Company's web site for approximately one week following the call.

The Company's first quarter supplemental information can be viewed on First Industrial's website, www.firstindustrial.com, under the "Investor Relations" tab. For a hard copy of the Company's quarterly supplemental information report or other investor materials, please contact:

                           Karen Henderson
                           First Industrial Realty Trust, Inc.
                           311 South Wacker Drive, Suite 4000
                           Chicago, IL 60606
                           Phone: (312) 344-4335 - Facsimile: (312) 922-9851



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
                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             SELECTED FINANCIAL DATA
           (IN THOUSANDS, EXCEPT FOR PER SHARE/UNIT AND PROPERTY DATA)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                              --------------------------
                                                                               MARCH 31,       MARCH 31,
                                                                                 2004            2003
                                                                              ----------      ----------
STATEMENT OF OPERATIONS AND OTHER DATA:
    Total  Revenues                                                           $   84,491      $   86,727

    Property Expenses                                                            (28,959)        (27,380)
    General & Administrative Expense                                              (7,223)         (6,764)
    Amortization of Deferred Financing Costs                                        (446)           (438)
    Amortization of Corporate F,F&E                                                 (319)           (308)
    Depreciation and Amortization of Real Estate                                 (21,998)        (16,801)
                                                                              ----------      ----------

    Total  Expenses                                                              (58,945)        (51,691)

    Interest Income                                                                  712             776
    Interest Expense                                                             (23,698)        (23,826)
    Loss from Early Retirement of Debt                                                --          (1,466)
                                                                              ----------      ----------

       INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET
          INCOME OF JOINT VENTURES AND INCOME ALLOCATED TO
          MINORITY INTEREST                                                        2,560          10,520

    Equity in Net Income of Joint Ventures (c)                                       245             174
    Minority Interest Allocable to Continuing Operations                             307            (862)
                                                                              ----------      ----------

       INCOME FROM CONTINUING OPERATIONS                                           3,112           9,832

    Income from Discontinued Operations (Including Gain on Sale of Real Estate of $24,731 and $18,458 for the Three Months
          Ended March 31, 2004 and 2003, respectively (b))                        25,835          23,070
    Minority Interest Allocable to Discontinued Operations (b)                    (3,689)         (3,456)
                                                                              ----------      ----------

      INCOME BEFORE GAIN ON SALE OF REAL ESTATE                                   25,258          29,446

    Gain on Sale of Real Estate                                                    3,246           1,299
    Minority Interest Allocable to Gain on Sale of Real Estate                      (464)           (195)
                                                                              ----------      ----------

      NET INCOME                                                                  28,040          30,550

    Preferred Dividends                                                           (5,044)         (5,044)
                                                                              ----------      ----------

       NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                            $   22,996      $   25,506
                                                                              ==========      ==========

       RECONCILIATION OF NET INCOME AVAILABLE TO
       COMMON STOCKHOLDERS TO FFO (a) AND FAD (a)

       NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                            $   22,996      $   25,506


    Add: Depreciation and Amortization of Real Estate                             21,998          16,801
    Add: Depreciation and Amortization of Real Estate
         - Included in Discontinued Operations                                       501           2,136
    Add: Minority Interest                                                         3,846           4,513
    Add: Depreciation and Amortization of Real Estate- Joint Ventures (c)            433             384
    Less: Accumulated Depreciation/Amortization on Real Estate Sold              (11,827)         (7,918)
    Less: Accumulated Depreciation/Amortization on Real Estate
          Sold- Joint Ventures (c)                                                    (5)           (212)
                                                                              ----------      ----------

       FUNDS FROM OPERATIONS ("FFO") (a)                                      $   37,942      $   41,210

    Add: Loss From Early Retirement of Debt                                           --           1,466
    Add: Restricted Stock Amortization                                             1,404           1,131
    Add: Amortization of Deferred Financing Costs                                    446             438
    Add: Amortization of Corporate F,F&E                                             319             308
    Less: Non-Incremental Capital Expenditures                                    (7,218)         (8,719)
    Less: Straight-Line Rent                                                      (1,696)           (401)
                                                                              ----------      ----------

       FUNDS AVAILABLE FOR DISTRIBUTION ("FAD") (a)                           $   31,197      $   35,433
                                                                              ==========      ==========

                                                                                             THREE MONTHS ENDED
                                                                                        -------------------------------
                                                                                         MARCH 31,          MARCH 31,
                                                                                           2004                2003
                                                                                        ------------       ------------
       RECONCILIATION OF NET INCOME AVAILABLE TO
       COMMON STOCKHOLDERS TO EBITDA (a) AND NOI (a)

       NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                      $     22,996       $     25,506

    Add: Interest Expense                                                                     23,698             23,826
    Add: Depreciation and Amortization of Real Estate                                         21,998             16,801
    Add: Depreciation and Amortization of Real Estate
         - Included in Discontinued Operations                                                   501              2,136
    Add: Preferred Dividends                                                                   5,044              5,044
    Add: Income Allocated to Minority Interest                                                 3,846              4,513
    Add: Loss From Early Retirement of Debt                                                       --              1,466
    Add: Amortization of Deferred Financing Costs                                                446                438
    Add: Amortization of Corporate F,F&E                                                         319                308
    Add: Depreciation and Amortization of Real Estate-  Joint Ventures (c)                       433                384
    Less: Accumulated Depreciation/Amortization on Real Estate
          Sold-  Joint Ventures (c)                                                               (5)              (212)
    Less: Accumulated Depreciation/Amortization on Real Estate Sold                          (11,827)            (7,918)
                                                                                        ------------       ------------

       EBITDA (a)                                                                       $     67,449       $     72,292

    Add: General and Administrative Expense                                                    7,223              6,764
    Less: Net Economic Gains                                                                 (16,150)           (11,839)
    Less: Equity in FFO of Joint Ventures (c)                                                   (673)              (346)
                                                                                        ------------       ------------

       NET OPERATING INCOME ("NOI") (a)                                                 $     57,849       $     66,871
                                                                                        ============       ============


WEIGHTED AVG. NUMBER OF SHARES/UNITS OUTSTANDING- BASIC                                       46,229             45,198
WEIGHTED AVG. NUMBER OF SHARES/UNITS OUTSTANDING- DILUTED                                     46,694             45,258
WEIGHTED AVG. NUMBER OF SHARES OUTSTANDING- BASIC                                             39,530             38,386
WEIGHTED AVG. NUMBER OF SHARES OUTSTANDING- DILUTED                                           39,995             38,446

PER SHARE/UNIT DATA:
     FFO :
                                                                            - Basic     $       0.82       $       0.91
                                                                          - Diluted     $       0.81       $       0.91
     Income from Continuing Operations Less Preferred Stock
       Dividends Per Weighted Average Common Share Outstanding:
                                                                            - Basic     $       0.02       $       0.15
                                                                          - Diluted     $       0.02       $       0.15
     Net Income Available to Common Stockholders Per Weighted
       Average Common Share Outstanding:
                                                                            - Basic     $       0.58       $       0.66
                                                                          - Diluted     $       0.57       $       0.66
     Dividends/Distributions                                                            $     0.6850       $     0.6850

FFO PAYOUT RATIO                                                                                83.5%              75.1%
FAD PAYOUT RATIO                                                                               101.5%              87.4%

BALANCE SHEET DATA (END OF PERIOD):
      Real Estate Before Accumulated Depreciation                                       $  2,723,952       $  2,692,941
      Real Estate Held For Sale, Net                                                           6,217              5,339
      Total Assets                                                                         2,629,787          2,598,575
      Debt                                                                                 1,419,444          1,407,801
      Total Liabilities                                                                    1,549,390          1,545,800
      Stockholders' Equity and Minority Interest                                        $  1,080,397       $  1,052,775

PROPERTY DATA (END OF PERIOD):
    Total Properties                                                                             825                890
    Total Gross Leasable Area (in sq ft)                                                  58,533,396         59,099,354
    Occupancy                                                                                   88.5%              87.3%

(a) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

         The Company calculates FFO to be equal to net income available to common stockholders plus depreciation and amortization on real estate minus accumulated depreciation and amortization on real estate sold.

         NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

         EBITDA is defined as NOI plus the equity in FFO of the Company's joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains (Losses), minus general and administrative expenses. Net Economic Gains/Losses are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation and amortization on real estate sold. EBITDA includes EBITDA from discontinued operations.

         FAD is defined as EBITDA minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

         FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

(b) In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 requires that the operations and gain (loss) on sale of all properties sold subsequent to December 31, 2001, that were not held for sale at December 31, 2001, and properties that were classified as held for sale subsequent to December 31, 2001, be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

(c) Represents the Company's share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company's joint ventures in which it owns minority equity interests.